EXHIBIT 12

                            HERSHEY FOODS CORPORATION
                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (in thousands of dollars except for ratios)
                                   (Unaudited)


                                                                    For the Three Months Ended
                                                                    March 30,         March 31,
                                                                       1997             1996
                                                                    -----------     --------
Earnings:

   Income before income taxes                                       $   113,501      $   99,190

   Add (deduct):

        Interest on indebtedness                                         16,750          13,116
        Portion of rents representative of the
          interest factor (a)                                             2,781           1,870
        Amortization of debt expense                                         67              56
        Amortization of capitalized interest                                895             832
                                                                    -----------      ----------

            Earnings as adjusted                                    $   133,994      $  115,064
                                                                    ===========      ==========

Fixed Charges:

        Interest on indebtedness                                    $    16,750      $   13,116
        Portion of rents representative of the
          interest factor (a)                                             2,781           1,870
        Amortization of debt expense                                         67              56
        Capitalized interest                                                168             755
                                                                    -----------      ----------

            Total fixed charges                                     $    19,766      $   15,797
                                                                    ===========      ==========

Ratio of earnings to fixed charges                                         6.78            7.28
                                                                    ===========      ==========


NOTE:

(a) Portion of rents representative of the interest factor consists of one-third of rental expense for operating leases.